Exhibit 99.1
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                                                          [COMPANY LOGO OMITTED]
                                                                  MAXCOR
FOR IMMEDIATE RELEASE
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                  MAXCOR RECOGNIZES GAIN ON PROPERTY INSURANCE
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                  RECOVERY RELATING TO 9/11 TERRORIST ATTACKS
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                ADDITIONAL $1.52 MILLION RECEIVED UNDER POLICY
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       (New York, New York - August 19, 2003) - Maxcor Financial Group Inc.
(Nasdaq: MAXF) today announced that it will recognize in Q3 2003 a one-time, pre-tax gain of approximately $10.8 million ($5.8 million after tax) on its property insurance recovery in connection with its September 11th related property damage claims.

       Maxcor's receipt at the end of last week of an additional $1.52 million from Kemper Insurance Companies, the underwriter of Maxcor's property casualty insurance policy, brings to $13.52 million the total amount of insurance proceeds paid to date under this policy. Since this total represents the full undisputed amount of the policy coverage, Maxcor is now recording a pre-tax gain equal to the amount by which the total proceeds from the property insurance claims exceed the carrying value of property destroyed in the attacks and claim related expenses. Under GAAP, this gain will be offset in earnings over time by the required expensing of the replacement assets purchased with the property insurance proceeds.

       Maxcor noted that it is still discussing with Kemper the applicability of an inflation guard provision that may have had the effect of increasing the coverage limit under this policy by approximately $700,000, and whether any amounts beyond the $13.52 million received to date are due under the policy. Maxcor will recognize as additional gain any further amounts received under the policy. However, there is no certainty that any such additional payments will be made, or, if made, as to their amount or timing.

       Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers businesses, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., the Company's U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in municipal bonds, high-yield and distressed debt, convertible securities and equities. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London and Tokyo.

FOR FURTHER INFORMATION, PLEASE CONTACT:

            Michelle Jordan (Jordan LLC - media)
            714-435-0678 (office)
            949-632-7848 (cellular)

            Roger Schwed (Maxcor - New York)
            646-346-7000 (office)

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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the scope of our recoveries from insurers; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2002 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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